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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 25, 1997, with respect to the financial statements of Time Warner Satellite Services Group included in the Proxy Statement of TCI Satellite Entertainment, Inc. that is made a part of the Registration Statement on Form S-4 and Prospectus of PRIMESTAR, Inc. for the registration of PRIMESTAR, Inc. Class A and Class B Common Stock.

                                          Ernst & Young LLP

New York, New York
February 4, 1998